Exhibit 10.7

MARINUS PHARMACEUTICALS, INC.

INDUCEMENT AWARD

NONQUALIFIED STOCK OPTION AGREEMENT

Marinus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its common stock, par value $0.001 (the “Common Stock”), to the recipient (the “Grantee”) set forth on the Schedule to Nonqualified Stock Option Agreement attached hereto (the “Schedule”), subject to the vesting and other conditions set forth below and in the Schedule.  The Option is granted to the Grantee in connection with the Grantee’s entering into employment with the Company and is regarded by the parties as an inducement material to the Grantee’s entering into employment within the meaning of Nasdaq Listing Rule 5635(c)(4).  The Option is made and granted as a stand-alone award, separate and apart from, and outside of, the Company’s 2024 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), and shall not constitute an award granted under or pursuant to the Plan.  Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option, and the Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Nonqualified Stock Option Agreement and the Schedule (collectively, the “Agreement”) by reference.  For the avoidance of doubt, the Option shall not reduce the number of shares of Common Stock available for issuance under awards issued pursuant to the Plan.  The terms and conditions of the Option are set forth in this Agreement and in the Plan.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Nonqualified Stock Option

This Agreement evidences an award of an Option exercisable for that number of shares of Common Stock set forth on the Schedule and subject to the vesting and other conditions set forth in this Agreement and in the Plan.  This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Vesting & Exercisability

This Option is only exercisable before it expires and then only with respect to the vested portion of the Option.  This Option shall vest in accordance with the vesting schedule set forth on the Schedule; provided, however, that for purposes of vesting, fractional numbers of shares of Common Stock shall be rounded to the nearest whole number, and the number of shares of Common Stock that shall vest on the final vesting date shall be rounded up or down as necessary such that the total number of shares of Common Stock that vest pursuant to the vesting schedule shall be equal to the number of shares of Common Stock covered by this Option as set forth on the Schedule.

Notwithstanding the vesting schedule set forth on the Schedule, this Option shall become one-hundred percent (100%) vested upon the termination of your Service due to your death or Disability.

Unless the termination of your Service triggers accelerated vesting or other treatment of this Option pursuant to the terms of this Agreement, the Plan or your employment agreement with the Company (the “Employment Agreement”), if any, you shall immediately and automatically forfeit the unvested portion of the Option to the Company in the event your Service terminates for any reason.  No portion of this Option that is not exercisable at the time of the termination of your Service shall thereafter become exercisable.
Change in Control

In the event of a Change in Control, this Option will be treated in the manner provided in Section 17.3 or Section 17.4 of the Plan (as applicable).

If, following a Change in Control in which this Option is assumed or continued, and within twelve (12) months following the consummation of such Change in Control, your Service is terminated (i) by the Company or any of its subsidiaries (or by the acquiring or successor entity in the Change in Control transaction) without Cause (as defined below) or, (ii) if you have an Employment Agreement that has a definition of “good reason,” by you for good reason (as defined in your Employment Agreement), this Option will become fully vested and exercisable as of the date of your termination of employment.

For purposes of this Agreement, the term “Cause” shall have the meaning set forth in the Plan, or, if you have an Employment Agreement which has a definition of “Cause,” then it shall have the meaning set forth in your Employment Agreement.

Term

Notwithstanding anything in this Agreement to the contrary, this Option shall expire and you shall immediately and automatically forfeit the Option to the Company in any event at the close of business at Company headquarters on the Expiration Date, as shown on the Schedule.  This Option will expire earlier (but never later) if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason, other than due to your Retirement, death or Disability or for Cause, then this Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to this Option (including to any vested portion of the Option) and the Option shall immediately expire.
Retirement

If your Service terminates due to your Retirement, then this Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after the date of your Retirement.  During such twelve (12) month period, you may exercise the vested portion of this Option.

Death

If your Service terminates due to your death, then this Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after the date of your death.  During such twelve (12) month period, your estate or heirs may exercise the vested portion of this Option.

In addition, if you die during the ninety (90) day period described in connection with a regular termination (i.e., a termination of your Service other than due to death or Disability or for Cause), and a vested portion of this Option has not yet been exercised, then such vested portion of this Option will instead expire on the date that is twelve (12) months after your termination date.  In such a case, during the period following your death up to the date that is twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of this Option.
Disability

If your Service terminates due to your Disability, then this Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after your termination date.  During such twelve (12) month period, you (or your guardian or legal representative, as applicable) may exercise the vested portion of this Option.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.  However, in all other cases, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract.  Your Service terminates in any event when the approved leave ends, unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under this Agreement.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company in writing by filing a notice of exercise in the form designated by the Company at the address given on the form.  Your notice must specify how many shares you wish to purchase.  Your notice must also specify how your shares of Common Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship).  The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price indicated on the Schedule for the shares you are purchasing.  Payment may be made in one (or a combination) of the following forms:

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Cash, your personal check, a cashier’s check, a money order, or another cash equivalent acceptable to the Company.
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If approved in advance by the Board or the Committee, shares of Common Stock which are owned by you and which are surrendered to the Company and which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The Fair Market Value of the shares of Common Stock as of the effective date of the Option exercise will be applied to the Exercise Price.
●
If approved in advance by the Board or the Committee, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of

Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any withholding taxes.
●
If approved in advance by the Board or the Committee, by the Company withholding a number of shares of Common Stock that would otherwise be issuable to you upon your exercise of this Option.  The Fair Market Value of the shares as of the effective date of the Option exercise will be applied to the Exercise Price.

Evidence of Issuance

The issuance of the shares of Common Stock upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, direct registration, or issuance of one or more Common Stock certificates.

Withholding Taxes

You will not be allowed to exercise the Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of shares of Common Stock acquired under exercise of the Option. If the Company determines that any tax or withholding payment is required relating to the exercise or sale of Common Stock purchased upon exercise of the Option under Applicable Laws, the Company will have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any subsidiary of the Company. Subject to the Company’s prior approval, which may be withheld by the Company in its sole discretion, you may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold Common Stock otherwise issuable to you or by delivering to the Company shares you already own. The Common Stock so delivered or withheld must have an aggregate Fair Market Value not exceeding the maximum amount of tax required to be withheld by Applicable Laws and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

You agree that the Company or any subsidiary of the Company shall be entitled to use whatever method it may deem appropriate to recover such taxes.  You further agree that the Company may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Transfer of Option

This Option is not transferable by you other than to a designated beneficiary upon your death or by will or the laws of descent and distribution, and is exercisable during your lifetime only by you.  No assignment or transfer of this Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer this Option will terminate and become of no further effect.  Notwithstanding the foregoing, with the prior written approval of the Board or the Committee, you may transfer this Option to your family members, or one or more trusts or other entities for the benefit of or owned by your family members, consistent with applicable securities laws, according to such terms as the Board or the Committee may determine; provided, that, you receive no consideration for the transfer of this Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Retention Rights

Neither this Option nor this Agreement gives you the right to be retained or employed by the Company (or any subsidiary of the Company) in any capacity.  Unless otherwise specified in any written employment or other agreement between the Company and you, the Company reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until the shares of Common Stock have been issued upon exercise of this Option and either a certificate evidencing your shares of Common Stock has been issued or an appropriate entry has been made on the Company’s books.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made).

Forfeiture; Clawback

Notwithstanding anything in this Agreement to the contrary, if the Board or the Committee determines that you have engaged in conduct that constitutes Cause at any time while you are employed by, or providing services to, the Company or any of its subsidiaries, or after your termination of employment or service, this Option, to the extent outstanding, shall immediately terminate, and you shall automatically forfeit all shares underlying any exercised portion of this Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by you for such shares.  Upon any exercise of this Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

This Option is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any “clawback” or recoupment policy that is adopted by the Company or a subsidiary of the Company to comply with the requirements of any applicable laws, or (ii) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

Adjustments

The number of shares subject to issuance upon exercise of this Option and the Exercise Price of this Option are subject to adjustment in accordance with Section 17.1 of the Plan.  This Option shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Administration	The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option.  Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-solicitation, non-competition, and/or severance agreement between you and the Company or any subsidiary of the Company shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer this Agreement, the Company may process personal data about you.  Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of this Agreement.

By accepting this Option, you give explicit consent to the Company to process any such personal data.  You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer this Agreement.

Consent to Electronic Delivery

By accepting this Option, you consent to receive documents related to the Option by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agree to participate in this Agreement through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A

This Option is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any subsidiaries of the Company, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, any subsidiaries of the Company, the Board, nor the Committee will have any liability to you for such tax or penalty.
Successors and Assigns

This Agreement shall inure to the successors and assigns of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by you, except to the extent expressly permitted herein.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

You must accept this Agreement electronically pursuant to the online acceptance procedure established by the Company.  By accepting this Agreement, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which has been provided or made available to you.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Schedule to Nonqualified Stock Option Agreement

(See Attachment)

Recipient ID[●]

Recipient Name[●]

Recipient Address[●]

Type of AwardNonqualified Stock Option

Shares of Common Stock[●]

Exercise Price[●]

Grant Date[●]

Vesting Start Date[●]

Expiration Date[●]

Vesting Schedule:

[Initial Employment Option Grant Vesting: This Option shall vest and become exercisable as follows: twenty-five percent (25%) of the shares of Common Stock subject to this Option shall vest on the first (1st) anniversary of the Vesting Start Date and the remaining seventy-five percent (75%) of the shares of Common Stock subject to this Option shall vest and become exercisable in thirty-six (36) consecutive monthly installments of [●] shares of Common Stock each, starting on the thirteen (13) month anniversary of the Vesting Start Date and continuing on each monthly anniversary thereafter such that one-hundred percent (100%) of the shares of Common Stock subject to this Option shall vest on the fourth (4th) anniversary of the Vesting Start Date, subject to your continued service as an Employee through each of the applicable vesting dates.][Annual Option Grant Vesting: This Option shall vest and become exercisable in thirty-six (36) consecutive monthly installments of [●] shares of Common Stock each, starting on the one month anniversary of the Vesting Start Date and continuing on each monthly anniversary thereafter such that one-hundred percent (100%) of the shares of Common Stock subject to this Option shall vest on the third (3rd) anniversary of the Vesting Start Date, subject to your continued service as an Employee through each of the applicable vesting dates.]